Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108996 of Fifth Third Bancorp on Form S-8 of our report dated June 28, 2006 appearing in this Annual Report on Form 11-K of the Fifth Third Bancorp Frozen Successor Plan for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
June 28, 2006